Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-166094 of our report dated February 12, 2010 (except for Note 19, as to which the date is April 5, 2010), relating to the consolidated financial statements and financial statement schedule of Metals USA Holdings Corp. appearing in the Annual Report on Form 10-K of Metals USA Holdings Corp. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Houston, Texas

May 3, 2010